EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our report dated May 4, 2010, with respect to the consolidated financial statements of IronPlanet, Inc. contained in Amendment No. 1 to the Registration Statement and Prospectus on Form S-1. We consent to the use of the aforementioned report in Amendment No. 1 to the Registration Statement and Prospectus on Form S-1, and to the use of our name as it appears under the caption “Experts.”
/s/ GRANT THORNTON LLP
San Francisco, California
May 4, 2010